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                                                                     Exhibit 4.2


                             SHAREHOLDERS AGREEMENT

         SHAREHOLDERS AGREEMENT, dated as of JANUARY 31, 2000 (the "AGREEMENT"), by and among WATKINS-JOHNSON COMPANY, a California corporation (the "COMPANY"), FOX PAINE CAPITAL FUND, L.P., a Delaware limited partnership (the "FUND"), FPC INVESTORS, L.P., a Delaware limited partnership ("FPC INVESTORS"), WJ COINVESTMENT FUND I, LLC, a Delaware limited liability company, WJ COINVESTMENT FUND II, LLC, a Delaware limited liability company, WJ COINVESTMENT FUND III, LLC, a Delaware limited liability company, WJ COINVESTMENT FUND IV, LLC, a Delaware limited liability company (WJ Coinvestment Fund I, LLC, WJ Coinvestment Fund II, LLC, WJ Coinvestment Fund III, LLC and WJ Coinvestment Fund IV, LLC, together with the Fund and FPC Investors, "FPC"), the WATKINS TRUST DATED SEPTEMBER 19, 1988 (the "WATKINS TRUST"), Malcolm J. Caraballo, Thomas R. Kritzer and Ralph E. Hoover (such individuals, together with any additional individuals as described in the immediately subsequent sentence, the "MANAGEMENT SHAREHOLDERS," and, collectively with the Trust, the "OTHER SHAREHOLDERS"). Employees, directors, consultants and certain other Persons (as defined below) having significant business relationships with the Company and its Affiliates (as defined below) may be issued shares of Common Stock (as defined below) (or other equity securities of the Company) from time to time in the discretion of the Board of Directors of the Company and, if so issued, the Company, without the consent of any other party hereto, may amend this Agreement to add any of such Persons as an additional Management Shareholder hereunder, subject to such Person becoming a signatory to this Agreement. The parties hereto (other than the Company) and any other Person who shall hereafter acquire shares of Common Stock of the Company (or other equity securities of the Company) and who becomes a signatory hereto are sometimes hereinafter referred to individually as a "SHAREHOLDER" and collectively as the "SHAREHOLDERS".

                                    RECITALS

         WHEREAS, the Company, as of the Effective Date (as defined herein), will have an authorized capital stock consisting of 100,000,000 shares of Common Stock, without par value (the "COMMON STOCK"), each share of which is entitled to one vote on all shareholder matters as more specifically provided in the articles of incorporation of the Company, as amended (the "ARTICLES"), and of which not more than 30,000,000 shares will be issued and outstanding immediately after the Effective Date (including as a result of the purchase of shares of Common Stock by the Management Shareholders pursuant to the Management Subscription Agreement (as defined below)). In addition, the Company will have reserved, as of the Effective Date, 5,150,000 shares of Common Stock for issuance pursuant to the Company's 2000 Stock Incentive Plan (the "STOCK INCENTIVE PLAN").

         WHEREAS, the Company intends to consummate a twenty-for-one stock split with respect to the Common Stock immediately following the closing of the Merger (as defined below), and, as a result, references in this Agreement to the Common Stock and the Cost Per Share assume the consummation of said stock split as if such references had been adjusted in accordance with Section 6.8 hereof;

         WHEREAS, the Company has agreed, concurrently herewith, to issue shares of Common Stock to the Management Shareholders pursuant to the terms of a Management Subscription Agreement dated as of January 31, 2000 (the "MANAGEMENT SUBSCRIPTION AGREEMENT") entered into between the Company and such Management Shareholders;

         WHEREAS, in connection with the Agreement and the Plan of Merger dated October 25, 1999 (the "MERGER AGREEMENT"), between the Company and FP-WJ Acquisition Corp., pursuant to which FPC will acquire a majority of the Common Stock (such transaction, collectively with the other transactions contemplated by the Merger Agreement, the "MERGER"), the Company has entered into employment agreements (collectively with any employment agreements entered into by the Company following the date hereof, the "EMPLOYMENT AGREEMENTS") and/or option agreements ("OPTION AGREEMENTS") with certain Management Shareholders, that provide for, among other things, the grant of Options to such Management Shareholders.

         WHEREAS, the parties hereto desire to restrict the sale, assignment, transfer, encumbrance or other disposition of the Common Stock which the parties hereto own or may hereafter acquire, and to provide for certain rights and obligations in respect thereof as hereinafter provided.

         NOW, THEREFORE, in consideration of the premises and of the terms and conditions contained herein, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         As used in this Agreement, the following terms shall have the meanings ascribed to them below:

         "AFFECTED HOLDERS" shall have the meaning ascribed to it in Section
6.11 hereof.

         "AFFILIATE" of a Person shall mean a Person directly or indirectly controlled by, controlling or under common control with such Person.

         "AGREEMENT" shall have the meaning ascribed to it in the Introduction hereof.

         "ARTICLES" shall have the meaning ascribed to it in the Recitals hereof.

         "BOARD" shall mean the Board of Directors of the Company.

         "BUY-OUT NOTE" shall mean an unsecured promissory note of the Company, or a direct or indirect subsidiary thereof, which shall have a stated maturity of (a) five (5) years or (b) if at the end of such period there exists, or payment of such note would result in, an event of default (or an event which with notice or lapse of time or both would constitute an event of default) under any of the agreements relating to the financing of the transactions contemplated by the Merger (or any other indebtedness), the first date on which such event of default ceases to exist or would cease to be a result, shall accrue interest at seven (7) percent per annum, shall be prepayable at the option of the Company or such subsidiary at


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any time, in whole or in part, at its principal amount plus any accrued and unpaid interest, shall provide for the reimbursement of reasonable expenses incurred by the holder to enforce the note and shall accelerate upon the earlier of a Change of Control or the consummation of an IPO.

         "BY-LAWS" shall mean the by-laws of the Company, as the same shall be in effect from time to time.

         "CHANGE OF CONTROL" shall mean (1) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) other than FPC and its Affiliates of a majority of the outstanding voting stock of the Company or (2) the sale of or other disposition (other than by way of merger or consolidation) of all or substantially all of the assets of the Company and its subsidiaries taken as a whole to any Person or group of Persons, other than to a Person (or group of Persons) a majority of the outstanding voting stock (or other interests) of which are beneficially owned by FPC and its Affiliates.

         "CLAIMS" shall mean losses, claims, damages or liabilities, joint or several, actions or proceedings (whether commenced or threatened).

         "COMMON STOCK" shall have the meaning ascribed to it in the Recitals hereof.

         "COMPANY" shall have the meaning ascribed to it in the Introduction hereof.

         "COMPANY'S LINE OF BUSINESS" shall mean the sale, manufacture, distribution, marketing or provision of products, components, equipment, hardware, other technology or services in the wireless communications industry, which are the same as, or substantially similar to or competitive with, the products, components, equipment, hardware, other technology or services sold, manufactured, distributed, marketed or provided by the Company or any of its Affiliates, or proposed to be sold, manufactured, distributed, marketed or provided by the Company or any of its Affiliates, at the time that a restriction on a Management Shareholder becomes effective pursuant to Article V of this Agreement.

         "COST PER SHARE" shall mean $2.05625; provided that, with respect to any shares of Common Stock (i) issued or sold by the Company following the Effective Date, the Cost Per Share shall be equal to the actual cost paid for such shares or (ii) granted as Restricted Stock or otherwise for non-cash consideration, the Cost Per Share shall be an amount agreed upon between the acquiring shareholder and the Company as of the date of such grant.

         "COVENANT AREA" as to any Management Shareholder shall mean each city, county, state and similar political subdivision in the United States in which such Management Shareholder was engaged on behalf of the Company or its Affiliates in the Company's Line of Business.

         "COVENANT PERIOD" shall mean the term of a Management Shareholder's employment or other engagement by the Company or any of its Affiliates PLUS, in the event that the Company or any of its Affiliates repurchases such Management Shareholder's entire equity interest in the Company in connection with the termination of such employment or


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

engagement, an additional period equal to eighteen (18) months from and after the termination thereof.

         "DEMAND REGISTRATION" shall have the meaning ascribed to it in Section
3.1.2 hereof.

         "DRAG-ALONG RIGHT" shall have the meaning ascribed to it in Section
2.5.1 hereof.

         "DRAG-ALONG SELLER" shall have the meaning ascribed to it in Section
2.5.2 hereof.

         "EFFECTIVE DATE" shall have the meaning ascribed to it in Section 6.1(a) hereof.

         "EMPLOYMENT AGREEMENTS" shall have the meaning ascribed to it in the Recitals hereof.

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

         "FAIR MARKET VALUE" shall mean, as of any given date, the mean between the highest and lowest reported sales prices of the Common Stock on the New York Stock Exchange or, if not listed on such exchange, on any other national securities exchange on which the Common Stock is listed or, if not so listed, on the Nasdaq National Market. If such sales prices are not so available, the Fair Market Value of the Common Stock shall be as reasonably determined by the Board in light of all circumstances (including, without limitation, historical and projected earnings and revenues of the Company and the Company's future prospects).

         "FOX PAINE" shall have the meaning ascribed to it in Section 6.16.

         "FPC" shall have the meaning ascribed to it in the Introduction hereof.

         "FPC INVESTORS" shall have the meaning ascribed to it in the Introduction hereof.

         "FPC RECIPIENTS" shall have the meaning ascribed to it in Section
2.3.1.

         "IPO" shall mean an underwritten initial public offering or public offerings (on a cumulative basis) of shares of Common Stock pursuant to a registration statement or registration statements under the Securities Act with aggregate gross proceeds to the Company of at least $50 million.

         "MANAGEMENT SHAREHOLDERS" shall have the meaning ascribed to it in the Introduction hereof.

         "MANAGEMENT SUBSCRIPTION AGREEMENT" shall have the meaning ascribed to it in the Recitals hereof.

         "MERGER" shall have the meaning ascribed to it in the Recitals hereof.

         "MERGER AGREEMENT" shall have the meaning ascribed to it in the Recitals hereof.

         "NASD" shall mean the National Association of Securities Dealers, Inc.


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         "NASDAQ" shall mean The Nasdaq Stock Market, Inc.

         "OFFER SHARES" shall have the meaning ascribed to it in Section 2.4.1.

         "OFFEREE SHAREHOLDER" shall have the meaning ascribed to it in Section 2.4.1.

         "OFFEROR SHAREHOLDER" shall have the meaning ascribed to it in Section 2.4.1.

         "OPTIONS" shall mean options to purchase shares of Common Stock from the Company, whether granted pursuant to the Stock Incentive Plan or otherwise.

         "OPTION AGREEMENT" shall have the meaning ascribed to it in the Recitals hereof.

         "OTHER SHAREHOLDERS" shall have the meaning ascribed to it in the Introduction hereof.

         "PERMITTED TRANSFER" shall have the meaning ascribed to it in Section 2.3.2.

         "PERMITTED TRANSFEREES" shall have the meaning ascribed to it in
Section 2.3.4.

         "PERSON" shall mean an individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, government (or any department or agency thereof) or other entity.

         "PIGGYBACK NOTICE" shall have the meaning ascribed to it in Section
3.1.1 hereof.

         "PIGGYBACK REGISTRATION" shall have the meaning ascribed to it in
Section 3.1.1 hereof.

         "PROPOSED TRANSFEREE" means a Person or group as defined in Section 13(d)(3) of the Exchange Act, other than FPC or its Affiliates (whether any such Affiliate is such prior to or upon consummation of the proposed Transfer, but not solely by virtue of becoming a party to this Agreement), to whom Common Stock is proposed to be Transferred pursuant to the terms of Section 2.4 or
Section 2.5 of this Agreement.

         "REGISTRABLE SECURITIES" shall mean the shares of Common Stock; provided, however, as to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) such securities shall have been sold pursuant to Rule 144 (or any successor provision) under the Securities Act, (iii) such securities shall have been otherwise transferred and new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company, (iv) such securities shall have ceased to be outstanding (and, in the case of shares of Common Stock underlying Options, such shares of Common Stock shall have ceased to be outstanding after issuance pursuant to the exercise of such options), or (v) in the case of shares of Common Stock held by an Other Shareholder, such securities shall have been transferred to any Person other than a Shareholder or a Permitted Transferee.


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

         "REGISTRATION EXPENSES" shall mean any and all expenses incident to performance of or compliance with Article III of this Agreement, including without limitation, (i) all SEC, stock exchange and Nasdaq and NASD registration and filing fees, (ii) all fees and expenses of complying with securities or "blue sky" laws (including reasonable fees and disbursements of counsel for the underwriters in connection with "blue sky" qualifications of the Registrable Securities), (iii) all printing, messenger and delivery expenses, (iv) the fees and disbursements of counsel for the Company and of the Company's independent public accountants, including the expenses of any special audits and/or "cold comfort" letters required by or incident to such performance and compliance, (v) the reasonable fees and disbursements of one counsel retained by the Shareholders (if FPC is one of the selling Shareholders, such counsel to be selected by FPC) as a group in connection with each such registration, (vi) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities and the reasonable fees and expenses of any special experts retained in connection with the requested registration, including any fee payable to a qualified independent underwriter within the meaning of the rules of the NASD, but excluding underwriting discounts and commissions and transfer taxes, if any,
(vii) internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties) and (viii) securities acts liability insurance (if the Company elects to obtain such insurance).

         "RESTRICTED STOCK" shall have the meaning ascribed to it in the Stock Incentive Plan.

         "RULE 144" shall mean Rule 144 under the Securities Act.

         "SALE NOTICE" shall have the meaning ascribed to it in Section 2.4.1.

         "SEC" shall mean the Securities and Exchange Commission.

         "SECTION 3.1 SALE NUMBER" shall have the meaning ascribed to it in
Section 3.1.4 hereof.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

         "SHAREHOLDER" and "SHAREHOLDERS" shall have the meaning ascribed to such terms in the Introduction hereof.

         "STOCK INCENTIVE PLAN" shall have the meaning ascribed to it in the Recitals hereof.

         "TAG-ALONG RIGHT" shall have the meaning ascribed to it in Section 2.4.4(a) hereof.

         "TAG-ALONG SELLER" shall have the meaning ascribed to it in Section 2.4.4(b) hereof.

         "TAG-ALONG SHARES" shall have the meaning ascribed to it in Section
2.4.2 hereof.

         "TRANSFER" shall mean to sell, assign, pledge or encumber or otherwise transfer or convey, directly or indirectly, whether or not for consideration.

         "TRANSFEREE" shall mean any Person to whom a Transfer is made, regardless of the method of Transfer.


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

         "TRANSFEROR" shall mean any Person by whom a Transfer is made, regardless of the method of Transfer.

         "VIOLATION" shall have the meaning ascribed to it in Section 3.3(a) hereof.

         "WATKINS" shall have the meaning ascribed to it in Section 2.3.3.

         "WATKINS TRUST" shall have the meaning ascribed to it in the Introduction hereof.

                                   ARTICLE II

                            RESTRICTIONS ON TRANSFERS

         2.1      GENERAL LIMITATION ON TRANSFERS.

                  2.1.1 TRANSFERS GENERALLY. (a) Any Other Shareholder may, at any time prior to an IPO, Transfer any shares of Common Stock in accordance with
Section 2.3, 2.4 or 2.5 and only in accordance with such provisions and any Transfer by any Other Shareholder prior to an IPO of any shares of Common Stock owned as of the date hereof or hereafter acquired not in accordance with such provisions shall be null and void.

                  (b) As used in this Agreement, Common Stock shall include any shares of Restricted Stock of the Company granted to Management Shareholders; PROVIDED, HOWEVER, that to the extent the Transfer thereof is prohibited or restricted, no rights to Transfer, including pursuant to Section 2.4 or Article III, shall be granted hereunder.

                  2.1.2 RECORDATION. The Company shall not record upon its books any Transfer of shares of Common Stock held or owned by any of the Shareholders to any other Person except Transfers in accordance with this Agreement.

                  2.1.3 OBLIGATIONS OF TRANSFEREES. No Transfer of shares of Common Stock by a Shareholder otherwise permitted pursuant to this Agreement (other than pursuant to a Demand Registration, a Piggyback Registration or pursuant to a Tag-Along Right or Drag-Along Right) shall be effective unless (x) the Transferee (including a Permitted Transferee pursuant to Section 2.3) shall have executed an appropriate document in form and substance reasonably satisfactory to the Company confirming that (i) the Transferee takes such shares subject to all the terms and conditions of this Agreement to the same extent as its Transferor was bound by and entitled to the benefits of such provisions and
(ii) such shares shall bear legends, substantially in the forms required by
Section 2.6, and (y) such document shall have been delivered to and approved by the Company prior to such Transferee's acquisition of such shares.

                  2.1.4 TRANSFERS TO COMPETITORS. Notwithstanding anything to the contrary in this Agreement, no Other Shareholder shall, at any time, directly or indirectly, Transfer any shares of Common Stock to any Person who is a competitor of the Company or any of its Affiliates or to any Affiliate of such a competitor (other than Transfers to the Company and its Affiliates), unless such Transfer (i) is made in connection with the exercise of a Tag-Along Right pursuant to Section 2.4 or in connection with the exercise of a Drag-Along Right pursuant to Section 2.5, in which event such sale may be effected only in accordance


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with such Section 2.4 or Section 2.5, as applicable, or (ii) is made in accordance with the terms of this Agreement and is made pursuant to a widely distributed, underwritten public offering registered under the Securities Act (or an underwritten offering pursuant to the exercise of such Shareholder's piggyback registration rights pursuant to Section 3.1.1 hereof) or pursuant to a sale effected through an open market, nondirected broker's transaction pursuant to Rule 144 in which the seller does not know that the buyer is a competitor. For purposes of this provision, the good faith determination of a majority of the entire Board that a proposed Transferee is a "competitor," made within thirty (30) days of written notice to the Board of the proposed Transfer, shall in all respects be conclusive.

         2.2 COMPLIANCE WITH SECURITIES LAWS. No Shareholder shall Transfer any shares of Common Stock unless the Transfer is expressly permitted by and made in accordance with the terms of this Agreement and (i) the Transfer is pursuant to an effective registration statement under the Securities Act and in compliance with any other applicable federal securities laws and state securities or "blue sky" laws or (ii) such Shareholder shall have furnished: (x) the Company with an opinion of counsel, if reasonably requested by the Company, which opinion and counsel shall be reasonably satisfactory to the Company, to the effect that no such registration is required because of the availability of an exemption from registration under the Securities Act and that the Transfer otherwise complies with this Agreement and any other applicable federal securities laws; and (y) such representations and covenants of such Shareholder as are reasonably requested by the Company.

         2.3      PERMITTED TRANSFERS.

                  2.3.1 FPC TRANSFERS. (a) FPC and any Affiliate of FPC shall be free to Transfer shares of Common Stock to any Person, in whole at any time, or in part from time to time; PROVIDED, HOWEVER, that if such Person is not an Affiliate of FPC or any Person holding an investment or other equity interest in FPC (such Persons who are Affiliates of FPC or who hold an investment or other equity interest in FPC, the "FPC RECIPIENTS"), prior to an IPO, such Transfer shall be subject to Section 2.4 and Section 2.5 hereof.

                  (b) No transfer of shares of Common Stock by FPC or an Affiliate of FPC otherwise permitted pursuant to this Section 2.3.1 shall be effective unless the Transferee (whether or not an Affiliate of FPC) shall have executed an appropriate document in form and substance reasonably satisfactory to the Company confirming that the Transferee takes such shares subject to all the terms and conditions of this Agreement to the same extent as its Transferor was bound by and entitled to the benefits of such provisions.

                  2.3.2 MANAGEMENT SHAREHOLDER TRANSFERS. The following Transfers by Management Shareholders of shares of Common Stock shall be deemed permitted pursuant to Section 2.1.1: (i) to or among such Management Shareholder's spouse, children, grandchildren or other living descendants, or to a trust of which there are no principal (i.e., corpus) beneficiaries other than the grantor and/or one or more of such Management Shareholder, spouse or described relatives, and provided that the existing beneficiaries and/or trustee(s) and/or grantor(s) of such trust have the power to act with respect to the trust's assets without court approval; (ii) to a legal representative of such Management Shareholder in the event such Management Shareholder becomes mentally incompetent or to such Management Shareholder's personal representative following the death of such


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Management Shareholder; and (iii) with the prior written approval of the
Company, which approval may be granted or withheld by the Board in its sole and absolute discretion.

                  2.3.3 TRUST TRANSFERS. The following Transfers by the Trust of shares of Common Stock shall be deemed permitted pursuant to Section 2.1.1: (i) to or among the beneficiaries of the Trust or the spouse, children, grandchildren or other living descendants of Dr. Dean A. Watkins ("WATKINS"), or to a trust or trusts of which there are no principal (i.e., corpus) beneficiaries other than Watkins and/or such beneficiaries, spouse or described relatives, and provided that the existing beneficiaries and/or trustee(s) and/or grantor(s) of such trust have the power to act with respect to the trust's assets without court approval; (ii) to a charitable organization qualified for tax exempt status pursuant to Section 501(c)(3) of the Internal Revenue Code of 1986, as amended; and (iii) with the prior written approval of the Company, which approval may be granted or withheld by the Board in its sold and absolute discretion.

                  2.3.4 PERMITTED TRANSFEREES. Transferees to whom Transfers are permitted pursuant to clauses (i), (ii) and (iii) of Sections 2.3.2 and 2.3.3 are referred to herein as "PERMITTED TRANSFEREES." Any such permitted Transfer shall be subject to the terms of this Agreement, including compliance with Sections 2.1.3, 2.1.4 and 2.2.

                  2.3.5 TRANSFER BY PERMITTED TRANSFEREES. The restrictions contained in Section 2.1.1 of this Agreement with respect to Transfers by Other Shareholders of shares of Common Stock shall not apply to any Transfer by a Permitted Transferee of an Other Shareholder to such Other Shareholder or to another Permitted Transferee of such Other Shareholder, and any such Transferee shall also be a "Permitted Transferee," subject to the provisions of Section
2.3.4. Notwithstanding anything in this Section 2.3.5 to the contrary, no Permitted Transferee may effect or allow a Transfer of such shares to any Person to whom such transferor would not be permitted to effect or allow a Transfer of such shares pursuant to the terms of this Agreement.

                  2.3.6 OTHER TRANSFER RESTRICTIONS. The restrictions contained in Sections 2.1.1, 2.4 and 2.5 hereof and the provisions regarding Permitted Transferees contained in this Section 2.3 shall be in addition to and not in lieu or limitation of any restrictions on the ownership or Transfer of shares of Common Stock (including with respect to any Restricted Stock) contained in any stock subscription agreement or employment agreement or any analogous provision of any employment, compensation or benefit agreement or arrangement or other agreement between the Company or any of its Affiliates and any Shareholder; PROVIDED, HOWEVER, that upon the termination of any such agreement or arrangement or lapsing of such restrictions, the restrictions contained herein shall continue in full force and effect pursuant to this Agreement.

         2.4      TAG-ALONG RIGHTS.

                  2.4.1 SALE NOTICE. If prior to the consummation of an IPO (a) FPC proposes to sell any of the Common Stock owned by it to an unaffiliated third party or (b) any Other Shareholder proposes to sell any of the Common Stock owned by it to an unaffiliated third party for cash, in each case other than (i) by FPC or an Affiliate of FPC to an FPC Recipient pursuant to Section
2.3.1 of this Agreement, (ii) pursuant to a Demand


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

Registration (which affords piggyback registration rights pursuant to Section 3.1) or Piggyback Registration, or (iii) by an Other Shareholder to a Permitted Transferee thereof (any proposing Shareholder (it being understood that such term refers to FPC if any Person comprising FPC is a proposing Shareholder), an "OFFEROR SHAREHOLDER"), then the Offeror Shareholder shall first give written notice (the "SALE NOTICE") to the Company and to each of the other Shareholders (such other Shareholders being referred to herein as the "OFFEREE SHAREHOLDERS"), stating that Offeror Shareholder desires to make such sale, referring to Section 2.4 of this Agreement, specifying the number of shares of Common Stock proposed to be sold by the Offeror Shareholder pursuant to the offer (the "OFFER SHARES"), and specifying the price, the form of consideration and the material terms pursuant to which such sale is proposed to be made, including without limitation any indemnification obligations of the Offeror Shareholder. Transfers made in accordance with this Section 2.4 shall be deemed permitted pursuant to Section 2.1.1.

                  2.4.2 TAG-ALONG ELECTION. Within seven (7) days of the date of receipt of the Sale Notice, each Offeree Shareholder shall deliver to the Offeror Shareholder and to the Company and FPC a written notice stating whether such Offeree Shareholder elects to sell a pro rata portion of its Common Stock (equal to (A) the total number of shares of Common Stock owned by such Offeree Shareholder, multiplied by (B) a fraction, (i) the numerator of which is the number of Offer Shares and (ii) the denominator of which is the total number of shares of Common Stock held by the Offeror Shareholder) to such Proposed Transferee on the same terms and conditions as the Offeror Shareholder (with respect to each such Offeree Shareholder, its "TAG-ALONG SHARES"). An election pursuant to the first sentence of this Section 2.4.2 shall constitute an irrevocable commitment by the Offeree Shareholder making such election to sell such Common Stock to the Proposed Transferee if the sale of Offer Shares to the Proposed Transferee occurs on the terms contemplated by the Sale Notice.

                  2.4.3 RIGHT OF FIRST REFUSAL. Notwithstanding anything in this
Section 2.4 to the contrary, prior to the consummation of an IPO, (a) in the event that FPC is not the Offeror Shareholder and (b) whether or not a Proposed Transferee would otherwise consummate such a Transfer, FPC shall have the right (assignable, in whole or in part, by FPC to any Affiliate of FPC) to purchase all, but not less than all, of the Offer Shares and the Tag-Along Shares on the terms set forth in the Sale Notice by delivering written notice of the exercise of such right to the Offeror Shareholder within fourteen (14) days of FPC's receipt of the Sale Notice. In the event of FPC's exercise of such right, FPC shall be deemed a "PROPOSED TRANSFEREE" for the purposes of Section 2.4.4 hereof (but shall not become an Other Shareholder with respect to such shares), which Section shall otherwise be applicable to such Transfer.

                  2.4.4 SELLER'S RIGHTS TO TRANSFER.

                  (a) THIRD PARTY SALE; TAG-ALONG BUYER. A sale to a Proposed Transferee pursuant to Section 2.4 shall only be consummated if the Proposed Transferee shall purchase, not earlier than 21 and not later than 120 days of the date of the Sale Notice, concurrently with and on the same terms and conditions and at the same price as the Offer Shares, all of each Offeree Shareholder's Tag-Along Shares with respect to such sale, in accordance with their elections pursuant to Section 2.4.2 (the "TAG-ALONG RIGHT").


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

                  (b) SALE AGREEMENT. Each Offeree Shareholder electing to sell Tag-Along Shares (a "TAG-ALONG SELLER") agrees to cooperate in consummating such a sale, including, without limitation, by becoming a party to the sales agreement and all other appropriate related agreements, delivering at the consummation of such sale, stock certificates and other instruments for such Common Stock duly endorsed for transfer, free and clear of all liens and encumbrances, and voting or consenting in favor of such transaction (to the extent a vote or consent is required) and taking any other necessary or appropriate action in furtherance thereof, including the execution and delivery of any other appropriate agreements, certificates, instruments and other documents. The foregoing notwithstanding, in connection with such sale, a Tag-Along Seller, as such, shall not be required to make any representations and warranties with respect to the Company or the Company's business or with respect to any other seller. In addition, each Tag-Along Seller shall be severally responsible for its proportionate share of the expenses of sale incurred by the sellers in connection with such sale and the obligations and liabilities incurred by the sellers in connection with such sale. Such obligations and liabilities shall include (to the extent such obligations are incurred) obligations and liabilities for indemnification (including for (x) breaches of representations and warranties made in connection with such sale by the Company or any other seller with respect to the Company or the Company's business, (y) breaches of covenants and (z) other matters), and shall also include amounts paid into escrow or subject to holdbacks, and amounts subject to post-closing purchase price adjustments. The foregoing notwithstanding, (1) without the written consent of a Tag-Along Seller, the amount of such obligations and liabilities for which such Tag-Along Seller shall be responsible shall not exceed the gross proceeds received by such Tag-Along Seller in such sale and (2) a Tag-Along Seller shall not be responsible for the fraud of any other seller or for any indemnification obligations and liabilities for breaches of representations and warranties made by any other seller with respect to such other seller's (i) ownership of and title to shares of capital stock of the Company, (ii) organization, (iii) authority and (iv) conflicts and consents.

                  (c) NO LIABILITY. Notwithstanding any other provision contained in this Section 2.4, there shall be no liability on the part of the Company or the Offeror Shareholder in the event that the sale pursuant to this
Section 2.4 is not consummated for any reason whatsoever. The decision whether to effect a Transfer pursuant to this Section 2.4 shall be in the sole and absolute discretion of the Offeror Shareholder.

         2.5      DRAG-ALONG RIGHT.

                  2.5.1 EXERCISE. If FPC and its Affiliates propose to make a bona fide sale of no fewer than seventy-five percent (75%) of its shares of Common Stock (at the time of such proposed sale) to a Proposed Transferee prior to the occurrence of an IPO, pursuant to a stock sale, merger, business combination, recapitalization, consolidation, reorganization, restructuring or similar transaction, or series of transactions, FPC shall have the right (a "DRAG-ALONG RIGHT"), exercisable upon fifteen (15) days' prior written notice to the Other Shareholders, to require the other Shareholders to sell a proportionate amount of their shares of Common Stock to the Proposed Transferee on the same terms and conditions and at the same price as FPC.

                  2.5.2 SALE AGREEMENT. Each Shareholder selling shares of Common Stock pursuant to a transaction contemplated by this Section 2.5 (a "DRAG-ALONG SELLER") agrees to cooperate in consummating such a sale, including, without limitation, by becoming a party to the sales agreement and all other appropriate related agreements, delivering at the consummation of such sale stock certificates and other instruments for such shares of Common Stock duly endorsed for transfer, free and clear of all liens and encumbrances, and voting or consenting in favor of such transaction (to the extent a vote or consent is required) and taking any other necessary or appropriate action in furtherance thereof, including the execution and delivery of any other appropriate agreements, certificates, instruments and other documents. The foregoing notwithstanding, in connection with such sale, a Drag-Along Seller, as such, shall not be required to make any representations and warranties with respect to the Company or the Company's business or with respect to any other seller. In addition, each Drag-Along Seller shall be severally responsible for its proportionate share of the expenses of sale incurred by FPC in connection with such sale. Such obligations and liabilities shall include (to the extent such obligations are incurred) obligations and liabilities for indemnification (including for (x) breaches of representations and warranties made in connection with such sale by the Company or any other seller with respect to the Company or the Company's business, (y) breaches of covenants and (z) other matters), and shall also include amounts paid into escrow or subject to holdbacks, and amounts subject to post-closing purchase price adjustments. The foregoing notwithstanding, (1) without the written consent of a Drag-Along Seller, the amount of such obligations and liabilities for which such Drag-Along Seller shall be responsible shall not exceed the gross proceeds received by such Drag-Along Seller in such sale and (2) a Drag-Along Seller shall not be responsible for the fraud of any other seller or any indemnification obligations and liabilities for breaches of representations and warranties made by any other seller with respect to such other seller's (i) ownership of and title to shares of capital stock of the Company, (ii) organization, (iii) authority and (iv) conflicts and consents.

                  2.5.3 NO LIABILITY. Notwithstanding any other provision contained in this Section 2.5, there shall be no liability on the part of the Company or FPC and/or its Affiliates in the event that the sale pursuant to this
Section 2.5 is not consummated for any reason whatsoever. The decision whether to effect a Transfer pursuant to this Section 2.5 shall be in the sole and absolute discretion of FPC and its Affiliates.

         2.6      ADDITIONAL PROVISIONS RELATING TO RESTRICTIONS ON TRANSFERS.

                  2.6.1 LEGENDS. Each of the Shareholders hereby agrees that each outstanding certificate representing shares of Common Stock held or owned by such Shareholder or its Transferee, and issued prior to the date when the applicable restrictions are terminated pursuant to Section 2.6.3 shall bear endorsements reading substantially as follows:

                  (a) The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under the securities laws of any state and may not be transferred, sold or otherwise disposed of except pursuant to an effective registration statement or pursuant to an exemption from registration under said Act and applicable state securities laws.

                  (b) The securities represented by this certificate are subject to the terms and conditions set forth in a Shareholders Agreement, dated as of January 31, 2000, as amended from time to time, copies of which may be obtained from the issuer or from the holder of this security. No transfer of such securities will be made on the books of the issuer unless accompanied by evidence of compliance with the terms of such agreement.

         Each outstanding certificate representing shares of Common Stock shall also bear any legend as the Company may deem appropriate.

                  2.6.2 COPY OF AGREEMENT. A copy of this Agreement shall be filed with the corporate secretary of the Company and kept with the records of the Company and shall be made available for inspection by any Shareholder of the Company at the principal executive offices of the Company.

                  2.6.3 TERMINATION OF RESTRICTIONS. The restriction referred to in the endorsement required pursuant to Section 2.6.1(a) shall cease and terminate as to any particular shares of Common Stock when, in the reasonable opinion of counsel for the Company, such restriction is no longer required in order to assure compliance with the Securities Act. The Company or the Company's counsel, at their election, may request from any Shareholder a certificate or an opinion of such Shareholder's counsel with respect to any relevant matters in connection with the removal of the endorsement set forth in Section 2.6.1(a) from such Shareholder's stock certificates, any such certificate or opinion of counsel to be reasonably satisfactory to the Company and its counsel. The restrictions referred to in Section 2.6.1(b) shall cease and terminate as to any particular shares of Common Stock when, in the reasonable opinion of counsel for the Company, the provisions of this Agreement are no longer applicable to such shares or this Agreement shall have terminated in accordance with its terms. Any other restrictions referred to in any other legends required pursuant to Section
2.6.1 shall cease and terminate when, in the reasonable opinion of counsel for the Company, such restrictions are no longer applicable. Whenever such restrictions shall cease and terminate as to any shares of Common Stock, the Shareholder holding such shares shall be entitled to receive from the Company, without expense (other than applicable transfer taxes, if any, if such unlegended shares are being delivered and transferred to any Person other than the registered holder thereof), new certificates for a like number of shares of Common Stock not bearing the relevant legend(s) set forth or referred to in
Section 2.6.1.

                                   ARTICLE III

                               REGISTRATION RIGHTS

         3.1      PIGGYBACK AND DEMAND REGISTRATIONS.

                  3.1.1 PIGGYBACK REGISTRATIONS. If (x) at any time after the occurrence of an IPO or (y) in an IPO if FPC and/or its Affiliates are permitted to register any of their Registrable Securities, the Company proposes to register for sale by the Company under the Securities Act any of its equity securities (other than a registration on Form S-4 or Form S-8, or any successor or similar forms), or any shares pursuant to a Demand Registration under Section 3.1.2, in a manner that would permit registration of Registrable Securities for sale to the public under the Securities Act and in an underwritten offering, the Company will each such time promptly give written notice to all Shareholders who beneficially own any Registrable Securities of its intention to do so, of the registration form of the SEC that has been selected by the Company and of such holders' rights under this Section 3.1 (the "PIGGYBACK NOTICE"). The Company will use its reasonable best efforts to include, and to cause the underwriter or underwriters to include, in the proposed offering, on the same terms and conditions as the securities of the Company included in such offering, all Registrable Securities that the Company has been requested in writing, within fifteen (15) calendar days after the Piggyback Notice is given, to register by the Shareholders thereof (each such registration pursuant to this Section 3.1.1, a "PIGGYBACK REGISTRATION"); provided, however, that (i) if, at any time after giving a Piggyback Notice and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such equity securities (or, in the case of a Demand Registration where the Initiating Holder (as defined below), so determines), the Company may, at its election (or, in the case of a Demand Registration, where the Initiating Holder so determines, the Company shall), give written notice of such determination to all Shareholders who beneficially own any Registrable Securities and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such abandoned registration, and (ii) in case of a determination by the Company to delay registration of its equity securities (or, in the case of a Demand Registration, if the Initiating Holder so determines), the Company shall be permitted to (or, in the case of a Demand Registration where the Initiating Holder, so determines, the Company shall) delay the registration of such Registrable Securities for the same period as the delay in registering such other equity securities (provided that clauses (i) and (ii) shall not relieve the Company of its obligations under Section 3.1.2). In the case of any registration of Registrable Securities in an underwritten offering pursuant to this Section 3.1.1, all Shareholders proposing to distribute their securities pursuant to this Section 3.1.1 shall, at the request of the Company (or, in the case of a Demand Registration, at the request of the Initiating Holder), enter into an agreement in customary form with the underwriter or underwriters. Notwithstanding the foregoing, following an IPO, the Company shall not be obligated to effect registration of Registrable Securities for which Piggyback Registration is requested by an Other Shareholder if, at the time of such request, all such Registrable Securities are eligible for sale to the public by the requesting Other Shareholder without registration under Rule 144 under the Securities Act, with such sale not being limited by either the timing or volume restrictions thereunder.

                  3.1.2 DEMAND REGISTRATIONS. The Company, following the consummation of an IPO, upon the reasonable request of FPC or the Trust (each of FPC or the Trust, in such case, being referred to as an "INITIATING HOLDER"), shall use its reasonable best efforts to register under the Securities Act any reasonable portion of Registrable Securities held by the Initiating Holder (including, at the election of such Initiating Holder, in an underwritten offering) and bear all expenses in connection with such offering in a manner consistent with Section 3.1.4 below and shall enter into such other agreements in furtherance thereof (each such registration pursuant to this Section 3.1.2, a "DEMAND REGISTRATION"), and the Company shall provide customary indemnifications in such instances (in a manner consistent with the indemnification provisions of this Article III) to the Initiating Holder and any such underwriters. FPC shall have the right to initiate up to five (5) Demand Registrations pursuant to this
Section 3.1.2. The Trust shall have the right to initiate one (1)

Demand Registration pursuant to this Section 3.1.2; provided, that the Company shall not be obligated to effect a Demand Registration on behalf of the Trust within nine (9) months of the effectiveness of another registration under this
Section 3.1. A registration shall not count as a Demand Registration unless and until the registration statement relating thereto has been declared effective by the SEC and not withdrawn. If any Demand Registration requested by FPC is in the form of an underwritten offering, FPC shall designate the underwriter or underwriters to be utilized in connection such offering. If the Demand Registration requested by the Trust is in the form of an underwritten offering, the Company shall designate an underwriter or underwriters to be utilized in connection such offering, which selection shall be reasonably acceptable to the Trust. Notwithstanding the foregoing, the Company shall not be obligated to effect a Demand Registration if, at the time of such request, all such Registrable Securities are eligible for sale to the public by the Initiating Holder without registration under Rule 144 under the Securities Act, with such sale not being limited by either the timing or volume restrictions thereunder.

                  3.1.3 EXPENSES. The Company shall pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 3.1; PROVIDED, HOWEVER, that each Shareholder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Shareholder's Registrable Securities pursuant to a registration statement effected pursuant to this Section 3.1.

                  3.1.4 PRIORITY IN PIGGYBACK AND DEMAND REGISTRATIONS. If the managing underwriter for a registration pursuant to this Section 3.1 shall advise the Company in writing that, in its opinion, the number of securities requested to be included in such registration exceeds the number (the "SECTION
3.1 SALE NUMBER") that can be sold in an orderly manner in such offering within a price range acceptable to the Company (or, in the case of a Demand Registration, to the Initiating Holder), the Company shall include in such offering (i) first, all the securities the Company proposes to register for its own sale, and (ii) second, to the extent that the securities the Company proposes to register are less than the Section 3.1 Sale Number, all Registrable Securities requested to be included by all Shareholders; provided, however, that if the number of such Registrable Securities exceeds (x) the Section 3.1 Sale Number less (y) the number of securities included pursuant to clause (i) hereof, then the number of such Registrable Securities included in such registration shall be allocated pro rata among all requesting Shareholders, on the basis of the relative number of shares of such Registrable Securities each such Shareholder then holds. If there is any reduction or exclusion of Registrable Securities pursuant to this Section 3.1.4 in connection with a Demand Registration, such registration shall not be deemed to be a Demand Registration for purposes of determining the maximum number of Demand Registrations the Company is obligated to effect pursuant to Section 3.1.2 hereof.

                  3.1.5 UNDERWRITING REQUIREMENTS. In connection with any offering involving any underwriting of securities in a Piggyback Registration, the Company shall not be required to include any Shareholder's Registrable Securities in such underwriting unless such Shareholder accepts the terms of the underwriting as agreed upon between the Company and the underwriters as to the quantity, and terms and conditions of inclusion of, such securities as set forth in Section 3.1.1 hereof, and such Shareholder agrees to sell such Shareholder's Registrable Securities on the basis provided therein and completes and/or executes all questionnaires, indemnities, lock-ups, underwriting agreements and other documents (including powers of attorney and custody arrangements) required generally of all selling Shareholders, in each case in customary form and substance, which are requested to be executed in connection therewith.

         3.2 REGISTRATION PROCEDURES. If and whenever the Company is required to use its reasonable best efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this
Article III, the Company will, as soon as practicable:

                  (a) prepare and file with the SEC the requisite registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become and remain effective;

                  (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for such period as the Company shall deem appropriate (provided that such period shall not be shorter than ninety (90) days following the effectiveness of such registration statement or, if shorter, until the completion of the distribution of the Registrable Securities) and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement during such period;

                  (c) furnish to each seller of such Registrable Securities and each underwriter such number of copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits), and such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and summary prospectus), in conformity with the requirements of the Securities Act, and such other documents as such seller may reasonably request;

                  (d) promptly notify each Shareholder that holds Registrable Securities covered by such registration statement, (i) when such registration statement or any post-effective amendment or supplement thereto becomes effective, (ii) of the issuance by the SEC or any state securities authority of any stop order, injunction or other order or requirement suspending the effectiveness of such registration statement (and take all reasonable action to prevent the entry of such stop order or to remove it if entered, or the initiation of any proceedings for that purpose), or (iii) of the happening of any event as a result of which the registration statement, as then in effect, the prospectus related thereto or any document included therein by reference includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made and promptly file such amendments and supplements which may be required on account of such event and use its reasonable best efforts to cause each such amendment and supplement to become effective;

                  (e) promptly furnish counsel for each underwriter, if any, and for the selling Shareholders of Registrable Securities, copies of any written request by the SEC or any state securities authority for amendments or supplements to a registration statement and prospectus or for additional information;

                  (f) use reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement at the earliest possible time;

                  (g) use reasonable best efforts to cause all such Registrable Securities covered by such registration statement to be listed on the principal securities exchange, or authorized for quotation on Nasdaq, on which similar equity securities issued by the Company are then listed or authorized for quotation, or eligible for listing or quotation, if the listing or authorization for quotation of such securities is then permitted under the rules of such exchange or the NASD;

                  (h) enter into an underwriting agreement with the underwriter of such offering in the form customary for such underwriter for similar offerings, including such representations and warranties by the Company, provisions regarding the delivery of opinions of counsel for the Company and accountants' letters, provisions regarding indemnification and contribution, and such other terms and conditions as are at the time customarily contained in such underwriter's underwriting agreements for similar offerings (the sellers of Registrable Securities which are to be distributed by such underwriter(s) may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriter(s) shall also be made to and for the benefit of such sellers of Registrable Securities);

                  (i) make available for inspection by representatives of the selling Shareholders who hold Registrable Securities and any underwriters participating in any disposition pursuant hereto and any counsel or accountant retained by such Shareholders or underwriters, all relevant financial and other records, pertinent corporate documents and properties of the Company and cause the respective officers, directors and employees of the Company to supply all information reasonably requested by any such representative, underwriter, counsel or accountant in connection with a registration pursuant hereto; PROVIDED, HOWEVER, that, with respect to records, documents or information which the Company determines, in good faith, to be confidential and as to which the Company notifies such representatives, underwriters, counsel or accountants in writing of such confidentiality, such representatives, underwriters, counsel or accountants shall not disclose such records, documents or information unless (i) the release of such records, documents or information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (ii) such records, documents or information have previously been generally made available to the public, or (iii) the disclosure of such records, documents or information is necessary, in the written opinion of outside legal counsel, to avoid or correct a material misstatement or omission in the registration statement and then only after reasonable request has been made to the Company to make such disclosure and the Company has denied such request. Each selling Shareholder of such Registrable Securities agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company or its Affiliates (or for such Shareholder's business purposes or for any reason other than in connection with a registration hereunder) unless and until such information is made generally available (other than by such Shareholder or where such Shareholder knows that such information became publicly available as a result of a breach of any confidentiality arrangement) to the public. Each selling Shareholder of such Registrable Securities further agrees that it will, upon learning that disclosure of such records is sought, give notice to the Company and allow the

Company, at its expense, to undertake appropriate action to prevent disclosure of the records deemed confidential;

                  (j) permit any beneficial owner of Registrable Securities who, in the sole judgment, exercised in good faith, of such holder, might be deemed to be a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, that in the judgment of such holder, as aforesaid, should be included; and

                  (k) make reasonably available its employees and personnel and otherwise provide reasonable assistance to the underwriters (taking into account the needs of the Company's businesses and the requirements of the marketing process) in the marketing of Registrable Securities in any underwritten offering.

         The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing. The Company shall not be required to register or qualify any Registrable Securities covered by such registration statement under any state securities, or "BLUE SKY," laws of such jurisdictions other than as it deems necessary in connection with the chosen method of distribution or to take any other actions or do any other things other than those it deems necessary or advisable to consummate such distribution, and the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not otherwise be obligated to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction.

         Each beneficial owner of Registrable Securities agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in subclauses (ii) and (iii) of clause (d) of this Section 3.2, such beneficial owner will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such beneficial owner's receipt of the copies of the supplemented or amended prospectus contemplated by clause (d) of this Section 3.2, and, if so directed by the Company, such beneficial owner will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such beneficial owner's possession, of the prospectus covering such Registrable Securities that was in effect prior to such amendment or supplement.

         3.3      INDEMNIFICATION.

                  (a) In the event of any registration of any Registrable Securities pursuant to this Article III , the Company will, and hereby does, indemnify and hold harmless, to the fullest extent permitted by law, the seller of any Registrable Securities covered by such registration statement, its directors, officers, fiduciaries, employees and stockholders, members or general and limited partners (and the directors, officers, fiduciaries, employees and stockholders, members or general and limited partners thereof), each other Person who participates as an underwriter or a qualified independent underwriter, if any, in the offering or sale of such securities, each director, officer, fiduciary, employee and stockholder or general and limited partner of such underwriter or qualified independent underwriter, and each other Person (including any such Person's directors, officers, fiduciaries, employees and stockholders, members or general and limited partners), if any, who controls such seller or any such underwriter or qualified independent underwriter, within the meaning of the Securities Act, against any and all Claims in respect thereof and expenses (including reasonable fees and expenses of counsel and any amounts paid in any settlement effected with the Company's consent, which consent shall not be unreasonably withheld or delayed) to which each such indemnified party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claims or expenses arise out of or are based upon any of the following actual or alleged statements, omissions or violations (each, a "VIOLATION"): (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such securities were registered pursuant to this Agreement under the Securities Act or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary, final or summary prospectus or any amendment or supplement thereto, together with the documents incorporated by reference therein, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration, and the Company will reimburse any such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim as such expenses are incurred; PROVIDED, that the Company shall not be liable to any such indemnified party in any such case to the extent such Claim or expense arises out of or is based upon any Violation which occurs in reliance upon and in conformity with written information furnished to the Company or its representatives by or on behalf of such indemnified party expressly stating that such information is for use in any such registration statement preliminary, final or summary prospectus or amendment or supplement or document incorporated by reference into any of the foregoing.

                  (b) Each holder of Registrable Securities that are included in the securities as to which any Demand Registration or Piggyback Registration is being effected (and, if the Company requires as a condition to including any Registrable Securities in any registration statement filed in connection with any Demand Registration or Piggyback Registration, any underwriter and qualified independent underwriter, if any) shall, severally and not jointly, indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (a) of this Section 3.3), to the extent permitted by law, the Company, its directors, officers, fiduciaries, employees and stockholders (and the directors, officers, fiduciaries, employees and stockholders or general and limited partners thereof) and each Person (including any such Person's directors, officers, fiduciaries, employees and stockholders or general and limited partners), if any, controlling the Company within the meaning of the Securities Act and all other prospective sellers and their directors, officers, fiduciaries, employees and stockholders, members or general and limited partners and respective controlling Persons (including any such Person's directors, officers, fiduciaries, employees and stockholders, members or general and limited partners) against any and all

Claims and expenses (including reasonable fees and expenses of counsel and any amounts paid in any settlement effected with the consent of the indemnifying party, which consent shall not be unreasonably withheld or delayed) to which each such indemnified party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claims or expenses arise out of or are based upon any Violation which occurs in reliance upon and in conformity with written information furnished to the Company or its representatives by or on behalf of such holder or underwriter or qualified independent underwriter, if any, expressly stating that such information is for use in connection with any registration statement, preliminary, final or summary prospectus or amendment or supplement or document incorporated by reference into any of the foregoing; PROVIDED, HOWEVER, that the aggregate amount which any such holder, underwriter or qualified independent underwriter shall be required to pay pursuant to this
Section 3.3(b) and Sections 3.3(c) and (e) shall be limited to (x) in the case of any such holder, the amount of the gross proceeds received by such holder upon the sale of the Registrable Securities pursuant to the registration statement giving rise to such claim and (y) in the case of any such underwriter or qualified independent underwriter, the amount of the total sales price of the Registrable Securities sold through or by it pursuant to the registration statement giving rise to such claim.

                  (c) Indemnification similar to that specified in the preceding paragraphs (a) and (b) of this Section 3.3 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities (and, if the Company requires as a condition to including any Registrable Securities in any registration statement filed in connection with any Demand Registration, Piggyback Registration or the IPO, any underwriter and qualified independent underwriter, if any) with respect to any required registration or other qualification of securities under any state securities and "BLUE SKY" laws.

                  (d) Any Person entitled to indemnification under this Agreement shall notify promptly the indemnifying party in writing of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 3.3, but the failure of any indemnified party to provide such notice shall not relieve the indemnifying party of its obligations under this Section 3.3, except to the extent the indemnifying party is prejudiced thereby, and shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this Section 3.3. In case any action or proceeding is brought against an indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, unless in the reasonable opinion of outside counsel to the indemnified party a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, to assume the defense thereof jointly with any other indemnifying party similarly notified, to the extent that it chooses, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party that it so chooses, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that (i) if the indemnifying party fails to take reasonable steps necessary to defend diligently the action or proceeding within twenty (20) days after receiving notice from such indemnified party that the indemnified party believes it has failed to do so; or (ii) if such indemnified party who is a defendant in any action or proceeding which is also brought against the indemnifying party reasonably shall have concluded that there may be one or more legal defenses available to such indemnified party which are not available to the indemnifying party; or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, then, in any such case, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified parties in each jurisdiction, except to the extent any indemnified party or parties reasonably shall have concluded that there may be legal defenses available to such party or parties which are not available to the other indemnified parties or to the extent representation of all indemnified parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct) and the indemnifying party shall be liable for any expenses therefor. No indemnifying party shall, without the written consent of the indemnified party, which consent shall not be unreasonably withheld, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

                  (e) If for any reason the foregoing indemnity is unavailable or is insufficient to hold harmless an indemnified party under Section 3.3(a),
(b) or (c), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any Claim in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other from the relevant offering of securities. If, however, the allocation provided in the immediately preceding sentence is not permitted by applicable law, or if the indemnified party failed to give the notice required by Section 3.3(d) above and the indemnifying party is prejudiced thereby, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative fault of but also the relative benefits received by the indemnifying party, on the one hand, and the indemnified party, on the other hand, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the Violation relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such Violation. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 3.3(e) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentences of this
Section 3.3(e). The amount paid or payable in respect of any Claim shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything in this Section 3.3(e) to the contrary, no indemnifying party (other than the Company) shall be required pursuant to this Section 3.3(e) to contribute any amount in excess of (x) in the case of an indemnifying party that is a holder of Registrable Securities, the gross proceeds received by such indemnifying party from the sale of Registrable Securities in the offering to which the losses, claims, damages or liabilities of the indemnified parties relate, or (y) in the case of an indemnifying party that is an underwriter or a qualified independent underwriter, the amount of the total sales price of the Registrable Securities sold through or by it in the offering to which the losses, claims, damages or liabilities of the indemnified parties relate, less, in any such case referred to in (x) and (y), the amount of all indemnification and contribution payments made pursuant to Sections 3.3(b) and (c) and this Section 3.3(e), as the case may be, in connection with such offering.

                  (f) The indemnity agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party and shall survive the transfer of the Registrable Securities by any such party.

                  (g) The indemnification and contribution required by this
Section 3.3 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

         3.4      HOLDBACK AGREEMENT.

                  (a) If requested in writing by the Company or the underwriter, if any, of any offering affording Shareholders registration rights pursuant to
Section 3.1 (whether or not some or all of such Shareholder's Registrable Securities are subject to a cutback pursuant to Section 3.1.4 of this Agreement), each Shareholder agrees not to effect any public sale or distribution, including any sale pursuant to Rule 144, of any Registrable Securities or any other equity security of the Company or of any security convertible into or exchangeable or exercisable for any equity security of the Company (in each case, other than as part of such underwritten public offering) within fourteen (14) days before or 180 days after the effective date of a registration statement affording Shareholders such registration rights (including where subject to a cutback pursuant to Section 3.1.4 of this Agreement).

                  (b) If requested in writing by the underwriter of any offering in connection with a Demand Registration, the Company agrees not to effect any public sale or distribution (other than public sales or distributions solely by and for the account of the Company of securities issued (x) pursuant to any employee or director benefit or similar plan or any dividend reinvestment plan or (y) in any acquisition by the Company) of any Registrable Securities or any other equity security of the Company or of any security convertible into or exchangeable or exercisable for any equity security of the Company (in each case, other than as part of such underwritten public offering), within fourteen
(14) days before or 180 days after the effective date of a registration statement filed in connection with a Demand Registration, or for such shorter period as the sole or lead managing underwriter shall request, in any such case, unless consented to by such underwriter.

         3.5 DEFERRAL. Notwithstanding anything to the contrary contained herein, the Company shall not be obligated to prepare and file, or cause to become effective, any registration statement pursuant to Section 3.1.2 hereof at any time when, in the good faith judgment of the Board, the filing thereof at the time requested or the effectiveness thereof after filing should be delayed to permit the Company to include in the registration statement the Company's financial statements (and any required audit opinion thereon) for the then immediately preceding fiscal year or fiscal quarter, as the case may be. The filing of a registration statement by the Company cannot be deferred pursuant to the provisions of the immediately preceding sentence beyond the time that such financial statements (or any required audit opinion thereon) would be required to be filed with the SEC as part of the Company's Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, if the Company were then obligated to file such reports. Notwithstanding anything to the contrary contained herein, the Company shall not be obligated to file a registration statement, or cause a registration statement previously filed pursuant to Section 3.1 to become effective, and may suspend sales by the holders of Registrable Securities under any registration that has previously become effective, at any time when, in the good faith judgment of the Board, it reasonably believes that the effectiveness of such registration statement or the offering of securities pursuant thereto would materially adversely affect a pending or proposed acquisition, merger, recapitalization, consolidation, reorganization or similar transaction or negotiations, discussions or pending proposals with respect thereto; provided that deferrals pursuant to this sentence shall not exceed, in the aggregate, 180 days in any calendar year. The filing of a registration statement, or any amendment or supplement thereto, by the Company cannot be deferred, and the rights of holders of Registrable Securities to make sales pursuant to an effective registration statement cannot be suspended, pursuant to the provisions of the immediately preceding sentence for more than 15 days after the abandonment or 30 days after the consummation of any of the foregoing proposals or transactions, unless invoked under new circumstances.


                                   ARTICLE IV

                     MANAGEMENT SHAREHOLDERS' PUTS AND CALLS

         4.1 CALL RIGHTS. If, prior to the consummation of an IPO, a Management Shareholder dies or the Management Shareholder's employment by the Company terminates for any reason (including due to a Disability, as defined in such Management Shareholder's Employment Agreement or any analogous provision of any employment, compensation or benefit agreement or arrangement, if any, and if not so defined, upon the good faith determination of the Board of such disability), the Company shall have the right, at its election, subject to Section 25102(o) of the General Corporation Law of the State of California in the event that such Management Shareholder is none of a director, officer or consultant of the Company for the purposes of said section, to purchase all (but not less than all) of the Management Shareholder's shares of Common Stock (including any shares held by its Permitted Transferees) within seven (7) months after such termination, or fifteen (15) months after such termination in the case of death of the Management Shareholder (with respect to any shares of Common Stock acquired after such termination or death upon the exercise of Options held by the Management Shareholder, such period to run from the date of exercise), at a price equal to (A) in the case of any termination other than by the Company for Cause (as defined in such Management Shareholder's Employment Agreement or any analogous provision of any employment, compensation or benefit agreement or arrangement, if any, and if not so defined, upon the good faith determination of the Board of such cause), the aggregate Fair Market Value of such Common Stock determined as of, in all cases other than the death of the Management Shareholder, the date such termination is effective and, in the case of the Management Shareholder's death, as of the date of death, and (B) in the case of termination by the Company for Cause, the lower of (1) the aggregate Fair Market Value of such Common Stock as of the date the termination is effective and (2) the product of (x) the number of shares of Common Stock and (y) the Cost Per Share (subject to adjustment to reflect any adjustments to the Common Stock made to reflect any merger, reorganization, consolidation, recapitalization, spinoff, stock dividend, stock split, extraordinary distribution with respect to the Common Stock or other change in corporate structure affecting the Common Stock, as the Company reasonably shall deem fair and appropriate). The Company shall pay the purchase price in cash to the extent that the Company is permitted to purchase such shares for cash (under both applicable law and its indebtedness). The Company shall fund any amount not permitted to be paid in cash with a Buy-Out Note. The Board may, in its discretion, assign the rights and obligations of the Company under this Section 4.1 to any other Person, but no such assignment shall relieve the Company of its obligations hereunder to the extent not satisfied by such assignee.

         4.2 PUT RIGHTS. Subject to any waiver of the rights provided in this
Section 4.2 contained in the Employment Agreement or any analogous provision of any employment, compensation or benefit agreement or arrangement, if any, of any Management Shareholder, if prior to the consummation of an IPO, a Management Shareholder dies or the Management Shareholder's employment by the Company is terminated by the Company without Cause or is terminated due to a Disability (as each of such terms is defined in such Management Shareholder's Employment Agreement or any analogous provision of any employment, compensation or benefit agreement or arrangement, if any, and if not so defined, upon the good faith determination of the Board of such disability), the Management Shareholder or the Management Shareholder's legal representative or trustee, as the case may be, shall have the right, within three (3) months after such termination is effective (or one year after the date of death in the case of the Management Shareholder's death), to require the Company to purchase all (but not less than all) of the Management Shareholder's Common Stock (including any shares held by its Permitted Transferees) at a price equal to (A) in the case of termination by reason of death or Disability or by the Company without Cause, the Fair Market Value thereof determined as of the date of death (in the case of termination due to death) or the date such other termination is effective and (B) in the case of termination by the Company for Cause, the lower of (1) the aggregate Fair Market Value of such Common Stock and (2) the product of (x) the number of shares of Common Stock and (y) the Cost Per Share (subject to adjustment to reflect any adjustments to the Common Stock made to reflect any merger, reorganization, consolidation, recapitalization, spinoff, stock dividend, stock split, extraordinary distribution with respect to the Common Stock or other change in corporate structure affecting the Common Stock, as the Company reasonably shall deem fair and appropriate). To the extent the funds for such purchase are permitted under the indebtedness of the Company and its Affiliates and applicable law, the Company shall pay the purchase price in cash. The Company shall pay any amount not permitted to be paid in cash with a Buy-Out Note. The Board may, in its discretion, assign the rights and obligations of the Company under this Section 4.2 to any other Person, but no such assignment shall relieve the Company of its obligations hereunder to the extent not satisfied by such assignee.

                                    ARTICLE V

                      NONCOMPETITION AND UNFAIR COMPETITION

         5.1 NONCOMPETITION. In consideration of the mutual covenants of the parties contained herein, each Management Shareholder agrees with each other Shareholder and the Company as follows, and acknowledges and agrees that a breach of any of the following would constitute an act of unfair competition against the Company and the other Shareholders:

                  (a) During the Covenant Period, no Management Shareholder shall, except on behalf of the Company or an Affiliate thereof, engage directly or indirectly, on his or her own behalf or on behalf of any other Person, in any transaction with a view to the acquisition of a direct or indirect controlling interest in, or merger or consolidation with or into, or the acquisition of substantial assets of, any Person that has, or substantial assets of which have, theretofore been the subject of investigation or study with a view to acquisition by or merger or consolidation with or into the Company or any such Affiliate.

                  (b) During the Covenant Period, no Management Shareholder shall, except on behalf of the Company or an Affiliate thereof:

                           (i) Whether or not for compensation, directly or
                  indirectly engage in the Company's Line of Business, any part thereof or any other business engaged in by the Company or its Affiliates, in the Covenant Area, or participate in or encourage or assist any other Person in such Person's conduct of the Company's Line of Business, any part thereof or any other business engaged in by the Company or its Affiliates, in the Covenant Area, whether as a director, officer, employee, consultant, adviser, independent contractor, sole proprietor, partner or otherwise; or

                           (ii) Hold a direct or indirect legal or beneficial
                  interest in any Person (other than the Company or an Affiliate thereof) which is engaged in the Company's Line of Business, any part thereof or any other business engaged in by the Company or its Affiliates, in the Covenant Area, whether such interest is as an owner, investor, partner, creditor (other than as a trade creditor in the ordinary course of business), joint venturer or otherwise; PROVIDED, HOWEVER, that nothing contained in the foregoing shall prevent any Management Shareholder from owning not more than 5% of the outstanding capital stock or other equity interests of a corporation registered pursuant to Section 12(b) or 12(g) of the Exchange Act; or

                           (iii) Solicit, divert or attempt to divert from the
                  Company or an Affiliate of the Company or any Person deriving title to the goodwill of any of the foregoing (a "BUSINESS TRANSFEREE") any business constituting, or any customer or vendor of, any part of the Company's Line of Business or any other business then conducted by the Company or such Affiliate or such Business Transferee.

         5.2 NONSOLICITATION. In addition to the foregoing, as a means reasonably designed to protect the confidential, proprietary and trade secret information of the Company and its Affiliates, no Management Shareholder shall, except on behalf of the Company or an Affiliate thereof:

                  (a) During the term of his employment or engagement by the Company or any of its Affiliates and for a period of one (1) year thereafter, directly or indirectly induce or attempt to induce or encourage any person engaged or employed (whether part-time or full-time) by the Company or an Affiliate thereof or any Business Transferee during such period, whether as an officer, employee, consultant, adviser or independent contractor, to leave the employ of the Company or such Affiliate or such Business Transferee, as the case may be, or to cease providing the services to the Company or such Affiliate or such Business Transferee, as the case may be, then provided by such person, or in any other manner seek to engage or employ any such person (whether or not for compensation) as an officer, employee, consultant, adviser or independent contractor, such that such person would thereafter be unable to devote his or her full business time, attention, energies, abilities and best efforts to the business then conducted by the Company or such Affiliate or such Business Transferee, as the case may be; or

                  (b) For a period of one year from and after termination of his or her employment or engagement by the Company or an Affiliate thereof, engage or employ (whether or not for compensation), as an officer, employee, consultant, adviser or independent contractor, any person who, during the six months prior to such date, served as an officer or salesperson of, or in an executive, managerial or supervisory capacity with, the Company or any Affiliate thereof.

         5.3 REASONABLENESS OF RESTRICTIONS. Each Management Shareholder acknowledges and agrees that the provisions of this Article V are reasonable in scope and duration.

         5.4 NONEXCLUSIVITY. The provisions of this Article V shall be in addition to any other obligations of the Management Shareholders (whether as officers or employees of the Company or an Affiliate thereof or otherwise), and rights and remedies of any Shareholder or the Company or any Affiliate thereof or Transferee, with respect to limitations on competition by the Management Shareholders with the Company or any Affiliate or Transferee thereof.

         5.5 SEPARABILITY. The agreements contained in this Article V shall be construed as a series of separate covenants, one for each city and county in any State or territory of the United States. If any of such separate covenants shall be held by an arbitrator or court of competent jurisdiction to be invalid, illegal or unenforceable (whether in whole or in part and whether generally or in any particular city or county), such separate covenant shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining such separate covenants (both generally and in each other city and county) shall not be affected thereby.

                                   ARTICLE VI

                                  MISCELLANEOUS

         6.1      EFFECTIVENESS; TERM.

                  (a) This Agreement shall become effective (the "EFFECTIVE DATE") simultaneously with the closing of the Merger.

                  (b) In the event the Company enters into any agreement to merge with or into any other Person (other than by way of the Merger) or adopts any other plan of recapitalization, consolidation, reorganization or other restructuring transaction as a result of which the Shareholders and their respective permitted Transferees (including any Affiliates thereof) shall own less than a majority of the outstanding voting power of the entity surviving such transaction, this Agreement shall terminate.

                  (c) Notwithstanding anything in Section 6.1(b) to the contrary, the provisions contained in Articles III, V and VI hereof shall continue to remain in full force and effect until the earlier to occur of the twentieth (20th) anniversary of the date hereof and the date on which there are no longer any Registrable Securities outstanding; PROVIDED, HOWEVER, that the provisions of Section 3.3 hereof shall survive termination pursuant to Section 6.1(b) hereof or this Section 6.1(c).

         6.2 NO VOTING OR CONFLICTING AGREEMENTS. No Other Shareholder shall grant any proxy or enter into or agree to be bound by any voting trust with respect to the Common Stock nor, at any time, shall any Other Shareholder enter into any shareholder agreements or arrangements of any kind with any Person with respect to the Common Stock inconsistent with the provisions of this Agreement (whether or not such agreements and arrangements are with other Shareholders or holders of Common Stock that are not parties to this Agreement). The foregoing prohibition includes, but is not limited to, agreements or arrangements with respect to the acquisition, disposition or voting of shares of Common Stock inconsistent with the provisions of this Agreement. No Other Shareholder shall act, at any time, for any reason, as a member of a group or in concert with any other Persons in connection with the acquisition, disposition or voting of shares of Common Stock in any manner which is inconsistent with the provisions of this Agreement.

         6.3 COMPOSITION OF THE BOARD OF DIRECTORS. (a) Immediately following the Effective Date, the Board shall consist of nine (9) members, all of whom shall be designated by FPC. The parties recognize that following the Effective Date, as owner of more than a majority of the Common Stock, FPC has the power to alter the composition of the Board in accordance with the Company's By-Laws. In addition, for as long as the Fund owns any of the Common Stock of the Company, FPC, on behalf of the Fund, shall be entitled to designate such percentages of the members of the Board as shall, as nearly as possible, equal its percentage ownership of the voting stock of the Company, but in any case, at least one member of the Board shall be designated by FPC on behalf of the Fund. Each of the Other Shareholders entitled to vote in the election of directors to the Board agrees that it shall vote its Common Stock or execute consents, as the case may be, and take all other necessary action (including causing the Company to call a special meeting of Shareholders) in order to ensure that the composition of the Board is as set forth in this
Section 6.3.

         6.4 APPROVAL OF STOCK INCENTIVE PLAN BY SHAREHOLDERS. The Shareholders by their execution of this Agreement, hereby approve the Stock Incentive Plan, a copy of which is attached hereto as EXHIBIT A.

         6.5 SPECIFIC PERFORMANCE. The parties hereto acknowledge that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of any other party under this Agreement in accordance with the terms and conditions of this Agreement. Any remedy under this Section 6.5 is subject to certain equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

         6.6 NOTICES. All notices, statements, instructions or other documents required to be given hereunder shall be in writing and shall be given either personally or by mailing the same in a sealed envelope, by overnight courier or by first-class mail, postage prepaid and either certified or registered, in either case, return receipt requested, or by telecopy, addressed to the Company at its principal offices and to the other parties at their addresses reflected on the signature pages hereto. Each party hereto, by written notice given to the other parties hereto in accordance with this Section 6.6, may change the address to which notices, statements, instructions or other documents are to be sent to such party. All notices, statements, instructions and other documents hereunder that are mailed or telecopied shall be deemed to have been given on the date of mailing or, in the case of telecopying, upon confirmation of receipt.

         6.7 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties, and their respective successors and assigns. If any Shareholder or any Affiliate thereof or any Transferee of any Shareholder shall acquire any shares of Common Stock in any manner, whether by operation of law or otherwise, such shares shall be held subject to all of the terms of this Agreement, and by taking and holding such shares such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement.

         6.8 RECAPITALIZATIONS AND EXCHANGES AFFECTING COMMON STOCK. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to Common Stock, to any and all shares of capital stock or equity securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of, the Common Stock, or which may be issued by reason of any stock dividend, stock split, reverse stock split, combination, recapitalization, reclassification or otherwise. Upon the occurrence of any of such events, numbers of shares and amounts hereunder and any other appropriate terms shall be appropriately adjusted, as determined in good faith by the Board.

         6.9 GOVERNING LAW. This Agreement shall be governed and construed and enforced in accordance with the laws of the State of California, without regard to the principles of conflicts of law thereof.

         6.10 DESCRIPTIVE HEADINGS, ETC. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein. Unless the context of this Agreement otherwise requires, references to "hereof," "herein," "hereby," "hereunder" and similar terms shall refer to this entire Agreement.

         6.11 AMENDMENT. Subject to the initial paragraph of this Agreement, this Agreement may not be amended or supplemented except by an instrument in writing signed by the Company and by Shareholders holding a majority of the then outstanding shares of Common Stock held by all Shareholders; provided that any amendment, supplement or modification of this Agreement which adversely affects the rights and obligations of any Shareholder or group of Shareholders (the "AFFECTED HOLDERS") differently than those of the other Shareholders shall also require the approval of Affected Holders holding a majority of the outstanding shares of Common Stock held by all such Affected Holders. Notwithstanding the foregoing proviso, FPC and the Company may amend Article III of this Agreement (other than in a manner that would materially reduce the Other Shareholders' rights or materially increase the Other Shareholders' obligations with respect to Piggyback Registrations or, in the case of the Trust, its Demand Registrations) without the agreement or consent of any Other Shareholder.

         6.12 SEVERABILITY. If any term or provision of this Agreement shall to any extent be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. Upon the determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect their original intent as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

         6.13 FURTHER ASSURANCES. The parties hereto shall from time to time execute and deliver all such further documents and do all acts and things as the other parties may reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement, including, to the extent necessary or appropriate, using all reasonable efforts to cause the amendment of the Articles or the By-Laws of the Company in order to provide for the enforcement of this Agreement in accordance with its terms. In furtherance and not in limitation of the foregoing, in the event of any amendment, modification or termination of this Agreement in accordance with its terms, the Shareholders shall cause the Board to meet within thirty (30) days following such amendment, modification or termination or as soon thereafter as is practicable for the purpose of amending the Articles and By-Laws, as may be required as a result of such amendment, modification or termination, and, to the extent required by law, proposing such amendments to the Shareholders of the Company entitled to vote thereon, and such action shall be the first action to be taken at such meeting.

         6.14 COMPLETE AGREEMENT; COUNTERPARTS. This Agreement constitutes the entire agreement and supersedes all other agreements and understandings, both written and oral, among the parties or any of them, with respect to the subject matter hereof. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         6.15 APPROVAL OF EMPLOYMENT AGREEMENT AND RESTATED ARTICLES OF INCORPORATION BY SHAREHOLDERS. The Shareholders by their execution of this Agreement approve and adopt (i) the employment agreement to be entered into by and between the Company and Malcolm J. Caraballo and (ii) the Restated Articles of Incorporation of the Company, a copy of which is attached hereto as EXHIBIT B.

         6.16 CERTAIN TRANSACTIONS. The parties hereto agree that Fox Paine & Company, LLC ("FOX PAINE"), shall have the exclusive right to perform all consulting, financing and investment banking and similar services for the Company and its subsidiaries, for customary compensation and on other terms that are customary for similar engagements with unaffiliated third parties, and neither the Company nor its subsidiaries shall engage any other Person to perform such services during the term of this Agreement except to the extent that Fox Paine shall consent thereto or shall decline, at its sole election, to perform such services.

         6.17 NO THIRD PARTY BENEFICIARIES. The provisions of this Agreement shall be only for the benefit of the parties to this Agreement, and no other Person (other than any indemnified party with respect to Section 3.3) shall have any third party beneficiary or other right hereunder.



                  [remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed on the date first written above.

                          WATKINS-JOHNSON COMPANY
                                   3333 Hillview Avenue
                                   Palo Alto, California 94304-1223
                                   Facsimile: (650) 813-2502


                          By:_________________________________________
                                   Malcolm J. Caraballo

                          Its:     President and Chief Executive Officer


                          FOX PAINE CAPITAL FUND, L.P.
                                   c/o Fox Paine & Company, LLC
                                   950 Tower Lane, Suite 1950
                                   Foster City, California 94404
                                   Facsimile: (650) 525-1396

                                BY:  Fox Paine Capital, LLC, its General Partner


                                   By:__________________________________
                                      W. Dexter Paine, III

                          FPC INVESTORS, L.P.
                                   c/o Fox Paine & Company, LLC
                                   950 Tower Lane, Suite 1950
                                   Foster City, California 94404
                                   Facsimile: (650) 525-1396

                                BY:  Fox Paine Capital, LLC, its General Partner


                                   By:__________________________________
                                      W. Dexter Paine, III

                          WJ COINVESTMENT FUND I, LLC
                                c/o Fox Paine & Company, LLC
                                950 Tower Lane, Suite 1950
                                Foster City, California 94404
                                Facsimile: (650) 525-1396

                                By: Fox Paine Capital, LLC
                                Its:  Manager


                                         By:____________________________________
                                                  W. Dexter Paine, III


                          WJ COINVESTMENT FUND II, LLC
                                c/o Fox Paine & Company, LLC
                                950 Tower Lane, Suite 1950
                                Foster City, California 94404
                                Facsimile: (650) 525-1396


                                By: Fox Paine Capital, LLC
                                Its:  Manager


                                         By:____________________________________
                                                  W. Dexter Paine, III


                          WJ COINVESTMENT FUND III, LLC
                                c/o Fox Paine & Company, LLC
                                950 Tower Lane, Suite 1950
                                Foster City, California 94404
                                Facsimile: (650) 525-1396

                                By: Fox Paine Capital, LLC
                                Its:  Manager


                                         By:____________________________________
                                                  W. Dexter Paine, III

                          WJ COINVESTMENT FUND IV, LLC
                                c/o Fox Paine & Company, LLC
                                950 Tower Lane, Suite 1950
                                Foster City, California 94404
                                Facsimile: (650) 525-1396

                                By: Fox Paine Capital, LLC
                                Its:  Manager


                                         By:____________________________________
                                                  W. Dexter Paine, III


                          THE WATKINS TRUST DATED SEPTEMBER 19, 1988
                                c/o Dean A. Watkins
                                Watkins-Johnson Company
                                3333 Hillview Avenue
                                Palo Alto, California 94304-1223
                                Facsimile: (650) 813-2502


                          By:________________________________________
                                   Dean A. Watkins
                          Its:     Trustee

                              MALCOLM J. CARABALLO
                                   1400 Quema Court
                                   Fremont, California  94539
                                   Facsimile:



                              _________________________________________



                              THOMAS R. KRITZER
                                   21785 Hyannisport Drive
                                   Cupertino, California  95014
                                   Facsimile:



                              _________________________________________



                              RALPH E. HOOVER
                                   1190 Vinter Way
                                   Pleasanton, California  94566
                                   Facsimile:



                              _________________________________________

                                    EXHIBIT A



         [Attach Stock Incentive Plan]

                                    EXHIBIT B


         [Attach copy of restated articles]